INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 45 to Registration Statement No. 2-62076 of
Oppenheimer High Yield Fund on Form N-1A of our report dated July 23, 2001, appearing in the Statement of
Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the
Prospectus, which is also part of such Registration Statement.

Denver, Colorado
October 25, 2001